Exhibit 10.6

EXECUTION VERSION

GUARANTEE

March 3, 2015

For value received, RenaissanceRe Holdings Ltd., a company duly organized and existing under the laws of Bermuda (herein called the “Parent Guarantor”, which term includes any successor under the Indenture referred to in the Security upon which this Guarantee is endorsed), on the date hereof hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of itself and such Holder, (a) the due and punctual payment of the principal of, premium, if any, interest, if any, and Additional Amounts, if any, on such Security, and the due and punctual payment of any sinking fund payments provided in such Security when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on overdue principal of and interest on such Security, if any, if lawful, and (c) the due and punctual payment of any and all other payments due to the Holder or the Trustee, all in accordance with the terms of such Security and of the Indenture. In case of the failure of the Company, punctually to make any such payment of principal, premium, if any, interest, if any, or Additional Amounts, if any, the Parent Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Parent Guarantor hereby agrees that its obligations hereunder are a guaranty of payment and not a guaranty of collection or performance and shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of such Security or the Indenture or any limitation of the Company thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the absence of any action to enforce the same, any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Guarantee.

Without limiting the generality of the foregoing, the Parent Guarantor hereby agrees that the obligations of the Parent Guarantor hereunder shall not be released, affected or impaired by assignment or transfer in whole or in part of the Security whether or not made without notice to or the consent of the Parent Guarantor and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of, including, but not limited to, setoff, counterclaim, recoupment or termination whatsoever, and that such obligations shall not be released, affected or impaired regardless of whether or not any Holder, including the Holder of the Security, or anyone on behalf of any such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of the Indenture or the Security or at law or in equity, and regardless of any other condition or contingency, or by reason of the invalidity, illegality or unenforceability of the Security or the Indenture or otherwise and that such obligations shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of such Security to assert any claim or demand or to enforce any remedy under the Indenture or such Security, any other guarantee or any other agreement, by any waiver, amendment, indulgence or modification (whether material or otherwise) of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any obligations under the Indenture, the Security or this Guarantee, or by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company, the Guarantor or the Parent Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or the release of any property from the lien and security interest created by the Indenture or the Security or of any other security for the Security, or the release or discharge of the Company, the Guarantor or the Parent Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Indenture or the Security by operation of law, or the merger or consolidation of the Company, the Guarantor or the Parent Guarantor, or any other cause, whether similar or dissimilar to the foregoing, or by any other act or omission that may or might in any manner or to the extent vary the risk or obligations of the Parent Guarantor or that would otherwise operate as a discharge or a surety or guarantor as a matter of law or equity (other than the performance of the obligations contained in such Security and in this Guarantee).

The Holder of the Security upon which this Guarantee is endorsed is entitled to the further benefits relating hereto set forth in the Indenture. No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Parent Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and interest, or any such other payments, on the Security upon which this Guarantee is endorsed.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

All terms used in this Guarantee that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parent Guarantor has caused this Guarantee to be duly executed.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Gareth S. Bahlmann
	Name:	Gareth S. Bahlmann
	Title:	Assistant Vice President

[Guarantee]